UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2016, Arrhythmia Research Technology, Inc. (the “Company”) entered into at-will employment agreements with Mr. Salvatore Emma, Jr. and Mr. Derek T. Welch, replacing the employment agreements terminating by their terms on December 31, 2016.  Pursuant to the employment agreements, Mr. Emma and Mr. Welch will, respectively, continue to serve as the Chief Executive Officer and Chief Financial Officer of the Company and Micron Products, Inc. commencing effective as of January 1, 2017 and continuing thereafter unless terminated by either the Company or the executive officer with or without notice, and with or without cause, pursuant to the terms of the respective agreements.

Pursuant to the respective agreements, Mr. Emma and Mr. Welch will be entitled to a base salary at the annualized rate of $247,500 and $170,000,  respectively, be eligible for compensation under the previously adopted Executive Incentive Plan and to participate in the Company’s other benefit plans.  The agreements contain certain change of control provisions providing for payment equivalent to 24 months of base salary at the rate then in effect and confidentiality, non-compete and non-solicitation restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

December 28, 2016	By:	/s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)